                                   EXHIBIT A

                        NATIONAL FUEL EXPLORATION CORP.
                                INCOME STATEMENT
                        PERIOD ENDING SEPTEMBER 30, 2001
                                  (Unaudited)

Operating Revenue:
-----------------
  Gas Sales                                    $           0
  Other Operating Revenue                         20,343,108
                                               -------------
Operating Revenue                                 20,343,108
                                               -------------

Operating Expenses:
------------------
  Purchased Gas Sold                                       0
  Fuel For Generation                                      0
  Operation Expenses                               8,750,318
  Maintenance Expenses                                     0
  Property, Franchise & Other Taxes                1,976,595
  Depreciation, Depletion & Amortization           8,726,104
  Impairment of O&G                              180,781,350
  Federal Income Taxes                               198,916
  State Income Taxes                                       0
  Deferred Inc Tax-Net                           (79,676,048)
  Invest Tax Cr Adjust                                     0
                                               -------------
Operating Expenses                               120,757,235
                                               -------------
Operating Income / (Loss)                       (100,414,126)
                                               -------------

Other Income:
------------
  Unremitted earnings of Subsidiaries                      0
  Dividends from Subsidiaries                              0
  Intercompany Interest Income                             0
  Appliance & Jobbing                                      0
  Miscellaneous Income                                     0
  Investment Tax Credit                                    0
  AFUDC                                                    0
  Other Interest Income                              204,672
                                               -------------
  Other Income/ (Loss)                               204,672
                                               -------------

Income Before Interest Charges                  (100,209,453)
                                               -------------

Interest Charges:
----------------
  Interest Charges on L/T Debt                             0
  Intercompany Interest Expense                    2,403,617
  Other Interest Expenses                            336,695
  ABFUDC                                                   0
                                               -------------
  Interest Charges                                 2,740,312
                                               -------------

Minority Interest in Foreign Subs                          0

Income Before Cumulative Effect                 (102,949,765)
                                               -------------

Cumulative Effect of Change in Acctg                       0

Net Income / (Loss)                            $(102,949,765)
                                               =============

See Notes to Consolidated Financial Statements included in Item 8 of National
Fuel Gas Company's Form 10-K for the fiscal year ended September 30, 2001.